Exhibit 1A-11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Regulation A Offering Circular on Form 1-A of our report dated April 15, 2021, relating to the financial statements of Park View OZ REIT, Inc as of December 31, 2020 and for the period of June 19, 2020 (formation) through December 31, 2020. We also consent to the reference to us under the heading "Experts" in such Regulation A Offering Circular.

/s/ Novogradac & Company LLP

Novogradac & Company LLP

Plantation, Florida

January 5, 2022